Exhibit 99.1

Press Release

For More Information, Call:

GAYLA J. DELLY
CHIEF FINANCIAL OFFICER	MAY 18, 2006
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS, INC.

ANNOUNCES APPOINTMENT OF DOUGLAS G. DUNCAN

ANGLETON, TX, MAY 18, 2006 - Benchmark Electronics, Inc. (NYSE:BHE) announced today the appointment of Douglas G. Duncan to the Board of Directors of the Company effective May 18, 2006 to serve as an independent director. Mr. Duncan is President and Chief Executive Officer of FedEx Freight Corp., a provider of regional and interregional less-than-truckload freight services. He was founding CEO of this stand-alone corporation for FedEx and has served in that capacity since 2001. Mr. Duncan serves on the executive committee of the American Trucking Associations and the Transportation Research Board. He is also chairman of the American Transportation Research Institute. Mr. Duncan graduated from Christopher Newport University, where he serves on the Board of Visitors.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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